Exhibit 99.1
10x Genomics Wins Permanent Injunction Against NanoString’s CosMx Products

10x Genomics is seeking additional injunctions to protect its intellectual property

PLEASANTON, Calif. May 17, 2023 – 10x Genomics, Inc. (Nasdaq: TXG), a leader in single cell and spatial biology, today announced that it has won an injunction in its patent litigation against NanoString Technologies, Inc. (Nasdaq: NSTG) and NanoString Technologies Germany GmbH.

The Munich Regional Court issued a permanent injunction today that - once provisionally enforced against a security bond - requires NanoString to stop selling and supplying the CosMx Spatial Molecular Imager (CosMx SMI) instruments as well as CosMx reagents for RNA detection in Germany. The Munich Regional Court issued the injunction based on its finding that the CosMx products infringe European Patent Number 2794928B1, which relates to in situ detection of analytes. In its decision, the Munich Regional Court referenced an earlier preliminary opinion by the German Federal Patent Court finding the asserted claims of the patent valid.

“10x has invested more than $1 billion in cutting edge research and development, resulting in many breakthrough products and more than 800 patents, including foundational intellectual property for our in situ products,” said Eric S. Whitaker, Chief Legal Officer of 10x Genomics. “If we are to continue to be on the forefront of innovation, we cannot stand by and simply allow others to take and use our intellectual property. We have already requested an injunction against NanoString’s infringing CosMx products in the United States and expect to seek other injunctions where NanoString’s infringing CosMx products are sold.”

10x Genomics filed its patent infringement lawsuit against NanoString in Germany in March 2022. Despite the risk of an injunction and the significant repercussions it could have on researchers, NanoString has continued to market CosMx to labs worldwide. Nicole Droste, NanoString’s Vice President of Sales, EMEA, understood this, declaring under oath, “[A]n injunction against NanoString in Germany would likely make customers in other European countries fearful of purchasing a CosMx instrument because they may not be able to use it for RNA detection.” Ms. Droste also recognized the international consequences of infringing patents, “[A]n injunction issued by the German Court could likely have a wide-ranging impact on NanoString’s business outside Germany as well.”

Since its founding in 2012, 10x Genomics has focused on a broad array of key technologies and intellectual property to further its mission of developing breakthrough products capable of interrogating biology at the needed resolution and scale. 10x Genomics’ acquisitions of ReadCoor and Cartana in 2020 accelerated its technology development of the Xenium in situ platform and provided 10x with access to key inventions from the earliest pioneers of in situ analysis. These patents, which were filed beginning in 2011, relate to the initial discoveries of critical and foundational technical features underpinning 10x’s in situ product with the requisite sensitivity, specificity, plexy, and throughput.

Additional Patent Infringement Allegations Against NanoString

10x Genomics has initiated legal action against NanoString on more than 12 other patents, a number of which are related to the patent asserted in Germany. 10x Genomics is seeking an injunction, in addition to other remedies, against NanoString’s GeoMx and CosMx products in the following further actions, in addition to the injunction issued in Germany:
•On May 6, 2021, 10x Genomics filed suit against NanoString in the U.S. District Court for the District of Delaware alleging that NanoString's GeoMx Digital Spatial Profiler and associated instruments, reagents and services infringe: (a) U.S. Patent No. 10,472,669; (b) U.S. Patent No. 10,961,566; (c) U.S. Patent No. 10,983,113; (d) U.S. Patent No. 10,996,219; (e) U.S. Patent No. 11,001,878; (f) U.S. Patent No. 11,008,607; and (g) U.S. Patent No. 11,293,917.
•On February 28, 2022, 10x Genomics filed a second suit against NanoString in the U.S. District Court for the District of Delaware alleging that NanoString's CosMx Spatial Molecular Imager and associated instruments, reagents and services infringe (a) U.S. Patent No. 10,227,639; (b) U.S. Patent No. 11,021,737; (c) U.S. Patent No. 11,293,051; (d) U.S. Patent No. 11,293,052; (e) U.S. Patent No. 11,293,054; and (f) U.S. Patent No. 11,542,554.

Special Promotions Available to Support Labs Affected by NanoString’s CosMx Injunction

10x Genomics is launching special programs to help researchers worldwide who are concerned about product availability easily transition to the Xenium platform for in situ analysis. Any customer which ordered a CosMx on or before May 17, 2023 is eligible for these promotions and is invited to contact 10x Genomics for further information.

“NanoString’s decision to use 10x’s intellectual property could have unfortunate repercussions on researchers around the world,” said Jim Wilbur, Chief Commercial Officer at 10x Genomics. “At 10x Genomics, we take our mission to accelerate the mastery of biology seriously, and we will not let the actions of others slow science down. We’re also confident researchers who take this opportunity to switch to Xenium will quickly discover it is - by far - the best performing system for in situ analysis.”

Xenium Platform for In Situ Analysis
10x Genomics is intensely focused on driving the company’s innovation engine to advance scientific research and to provide the best value to customers, including through its Xenium platform for in situ analysis, which offers researchers a number of performance advantages:
•Sensitivity: Because of unique features inherent in the platform’s chemistry, Xenium delivers high sensitivity, even on difficult tissues, ensuring researchers can reliably measure their genes of interest, even when lowly expressed.
•Specificity: Xenium’s chemistry delivers high specificity, giving customers confidence that each transcript detected is the intended one and ensuring no phantom genes or cells in their samples.
•Throughput: Xenium is a high throughput in situ platform, enabling researchers to analyze the most tissue area in a short amount of time. Xenium also offers a large imaging area, providing researchers maximum flexibility to run single large sections, multiple smaller sections, or even tissue microarrays.
•Custom and curated gene panels: 10x Genomics’ gene panel strategy was designed to help customers answer their specific research questions, leveraging the company’s single cell expertise and published datasets to inform ideal and high performing panel design. The company offers panels in multiple formats to provide flexibility, including pre-designed tissue-specific panels, pre-designed multi-tissue panels, and fully custom panels. Customers can currently add up to 100 custom genes to all pre-designed panels to ensure all relevant genes are included in their research.
•Software and data analysis: Xenium features comprehensive primary and secondary onboard analysis in parallel with the instrument run — including cell segmentation and clustering results. This enables researchers to directly access their data on the Xenium instrument immediately after the run is done, without the need for onerous post-instrument analysis or massive uploads, downloads or data transfers. Customers who want more off-instrument interpretation can easily do so using Xenium Explorer or a wide variety of open source tools, all of which significantly reduces the computational burden on customers.
•Compatibility with standard pathology, including H&E: Xenium leaves the tissue morphology intact. This enables additional insights from the same tissue section post-run, allowing researchers to look at correspondences between the molecular data and the morphological images on the exact same precious tissue section.
•Powerful applications: Xenium’s unique chemistry will enable researchers to go beyond gene expression to powerful applications that will be exclusive to the Xenium platform, including isoform mapping and SNV detection. Additionally, 10x will be launching an in-line protein assay to combine with the RNA assays on the exact same tissue section. These capabilities are all part of the company’s robust product development roadmap for the platform.

Background and Additional Details on the German Litigation, Decision and Enforcement

•The European patent 2794928 B1 asserted in the German litigation (Case No. 7 O 2693/22) on March 4, 2022 relates to in situ detection of analytes using multiple optical detection cycles.
•The German Federal Patent Court rendered a written preliminary opinion on February 7, 2023, according to which the patent is valid in amended form. A hearing is scheduled for May 7, 2024 (Case No. 3 Ni 20/22 (EP)).
•The Munich Regional Court found that the patent asserted by 10x Genomics was enforceable and infringed by NanoString. The Munich Regional Court did not have concerns about its validity.
•The injunction will be provisionally enforced by 10x Genomics after providing a security bond in the amount of 3.5 million Euros and includes any CosMx reagents for RNA detection as well as the use of CosMx Spatial Molecular Imager (CosMx SMI) instruments. The decision of the Munich Regional Court injunction is subject to appeal.
•The full opinion of the Munich Regional Court is available here: 10xgen.com/munich-spatial-news

About 10x Genomics
10x Genomics is a life science technology company building products to interrogate, understand and master biology to advance human health. Our integrated solutions include instruments, consumables and software for analyzing biological systems at a resolution and scale that matches the complexity of biology. 10x Genomics products have been adopted by researchers around the world including in all of the top 100 global research institutions as ranked by Nature in 2021 based on publications and all of the top 20 global pharmaceutical companies by 2021 research and development spend and have been cited in over 5,000 research papers on discoveries ranging from oncology to immunology and neuroscience. Our patent portfolio comprises more than 1,750 issued patents and patent applications.

Forward Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the “safe harbor” created by those sections. All statements, other than statements of historical facts, may be forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “might," "will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential,” "would," "likely," "seek" or “continue” or the negatives of these terms or variations of them or similar terminology, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include statements regarding 10x Genomics, Inc.’s expectations regarding litigation, possible outcomes of litigation, product roadmap, expected performance of our products and benefits of using our products and services. These statements are based on management’s current expectations, forecasts, beliefs, assumptions and information currently available to management, and actual outcomes and results could differ materially from these statements due to a number of factors. The material risks and uncertainties that could affect 10x Genomics, Inc.’s financial and operating results and cause actual results to differ materially from those indicated by the forward-looking statements made in this press release include those discussed under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in the documents 10x Genomics, Inc. files with the Securities and Exchange Commission from time to time.

Although 10x Genomics, Inc. believes that the expectations reflected in the forward-looking statements are reasonable, it cannot provide any assurance that these expectations will prove to be correct nor can it guarantee that the future results, levels of activity, performance and events and circumstances reflected in the forward-looking statements will be achieved or occur. These forward-looking statements do not reflect that our success will depend on our ability to obtain, maintain and protect our intellectual property rights, intellectual property litigation could be expensive, time-consuming, unsuccessful, and could interfere with our ability to develop, manufacture and commercialize our products or technologies, litigation outcomes are unpredictable, there may be changes in our litigation strategy, or our ability to develop new products and enhance the capabilities of our existing products. The forward-looking statements in this press release are based on information available to 10x Genomics, Inc. as of the date hereof, and 10x Genomics, Inc. disclaims any obligation to update any forward-looking statements provided to reflect any change in our expectations or any change in events, conditions or circumstances on which any such statement is based, except as required by law. These forward-looking statements should not be relied upon as representing 10x Genomics, Inc.’s views as of any date subsequent to the date of this press release.

Disclosure Information
10x Genomics uses filings with the Securities and Exchange Commission, our website (www.10xgenomics.com), press releases, public conference calls, public webcasts and our social media accounts as means of disclosing material non-public information and for complying with our disclosure obligations under Regulation FD.

Contacts
Investors: investors@10xgenomics.com
Media: media@10xgenomics.com

4